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                                                                    EXHIBIT 99.2

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         OF STERLING HOUSE CORPORATION

                       TO BE HELD ON _____________, 1997

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF STERLING HOUSE CORPORATION

         The undersigned appoints Timothy J. Buchanan and Steven L. Vick, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified herein at the Special Meeting of Stockholders (the "Special Meeting") of Sterling House Corporation ("Sterling") to be held at the ____________________ located at ________ ____________________________, on __________, 1997 at ___:00 ___.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Special Meeting, to act in their discretion upon any other matter or matter that may properly be brought before the Special Meeting and to appear and vote all the shares of common stock of Sterling that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Joint Proxy Statement/Prospectus of Alternative Living Services, Inc. ("ALS") and Sterling dated as of ________________, 1997 (the "Proxy Statement"), and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Special Meeting.

                                                                     SEE REVERSE
                                                                         SIDE
[X]      Please mark your
         votes as this example

The Board of Directors strongly recommends a vote FOR the following proposal:

1. Approval and adoption of the Agreement and Plan of Merger dated as of July 30, 1997, as amended as of September 2, 1997 (the "Merger Agreement"), by and among ALS, Tango Merger Corporation, a wholly owned subsidiary of ALS ("Merger Sub"), and Sterling, pursuant to which Merger Sub will merge with and into Sterling, as further described in the accompanying Proxy Statement.

               / / FOR          / / AGAINST          / / ABSTAIN

2. The transaction of such other business as may properly come before this Special Meeting or at an adjournment or postponement thereof.
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         Dated this ____ day of __________________, 1997



                                    -----------------------------------------
                                    Signature of Stockholder



                                    -----------------------------------------
                                    Signature of Stockholder, if held jointly

         Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as each. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

               UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED
                      AS IF MARKED FOR THE PROPOSAL ABOVE.

            PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE
                       POSTAGE PREPAID ENVELOPE PROVIDED.